Exhibit 4.1

(FORM OF STOCK CERTIFICATE — FRONT SIDE)

NUMBER	SHARES

COMMON STOCK	CUSIP

TD BANKNORTH INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     This is to certify that                                                                              is the owner of                                                           fully paid and non-assessable shares of common stock, $.01 par value per share, of TD Banknorth Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation as amended from time to time to which the holder by acceptance hereby assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
(SEAL)

Carol L. Mitchell		William J. Ryan
Executive Vice President and Secretary		Chairman, President and Chief Executive Officer

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar

Authorized Signature

(FORM OF STOCK CERTIFICATE — BACK SIDE)

TD BANKNORTH INC.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	. . . . . . . . . .	Custodian	. . . . . . . . . .
	(Cust)		(Minor)

	Gifts to Minors Act	. . . . . . . . . .
(State)

     Additional abbreviations may also be used though not in the above list.

     For value received,                                                                                                          &nbs p;         hereby sell, assign and transfer unto                                                                                                ,             shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                                          , Attorney, to transfer the said stock on the books of the within-name Corporation with full power of substitution in the premises.

     Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad-15